Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112102) of Solitron Devices, Inc. of our report dated May 23, 2008, for the year ended February 29, 2008, relating to the financial statements, which appears in this Form 10-K.

DeLeon & Company P.A.
Pembroke Pines, Florida
May 21, 2009